UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2021, Rigel Pharmaceuticals, Inc. (“Rigel”) entered into a license and collaboration agreement (the “License Agreement”) with Eli Lilly and Company (“Lilly”) to co-develop and commercialize R552, a receptor-interacting serine/threonine-protein kinase 1 (RIPK1) inhibitor, for the treatment of non-central nervous system (non-CNS) diseases. In addition, the collaboration is aimed at developing additional RIPK1 inhibitors for the treatment of CNS diseases. Pursuant to the terms of the License Agreement, Rigel granted to Lilly exclusive rights to develop and commercialize R552 and related RIPK1 inhibitors in all indications worldwide. The parties’ collaboration is governed through a joint governance committee and appropriate subcommittees.

Rigel and Lilly are jointly responsible for performing development activities for R552 and other non-CNS disease development candidates. Rigel is responsible for 20% of development costs for R552 in the U.S., Europe, and Japan, up to a specified cap. Lilly is responsible for funding the remainder of all development activities for R552 and other non-CNS disease development candidates. Rigel has the right to opt-out of co-funding the R552 development activities in the U.S., Europe and Japan at two different specified times. If Rigel exercises the first opt-out right, Rigel will continue to fund its share of the R552 development activities in the U.S., Europe, and Japan up to a maximum funding commitment of $65,000,000. If Rigel does not exercise either of the opt-out rights, Rigel will receive royalty payments on net sales of non-CNS disease products at higher percentage rates and have the right to co-commercialize R552 in the U.S., with Lilly, on terms to be agreed by the parties.

Rigel is responsible for performing and funding initial discovery and identification of CNS disease development candidates, and, following candidate selection, Lilly will be responsible for performing and funding all future development and commercialization of the CNS disease development candidates.

Under the terms of the License Agreement, Rigel receives an upfront cash payment of $125 million, with the potential for an additional $330 million in milestone payments upon the achievement of specified development and regulatory milestones by non-CNS disease products and $255 million in milestone payments upon the achievement of specified development and regulatory milestones by CNS disease products. Rigel is also eligible to receive up to $100 million in sales milestone payments on a product-by-product basis for non-CNS disease products and up to $150 million in sales milestone payments on a product-by-product basis for CNS disease products. In addition, depending on the extent of Rigel’s co-funding of R552 development activities, Rigel would be entitled to receive tiered royalty payments on net sales of non-CNS disease products at percentages ranging from the mid-single digits to high-teens, subject to certain standard reductions and offsets. Rigel would be entitled to receive tiered royalty payments on net sales of CNS disease products at percentages up to low-double digits, subject to certain standard reductions and offsets.

Unless terminated earlier, the License Agreement has a term that continues, on a product-by-product and country-by-country basis, until the latest to occur of the expiration of specified licensed patents covering such product in such country, the expiration of market exclusivity for such product in such country, and 12 years after first commercial sale of such product in such country, subject to certain standard reductions and offsets.  The License Agreement may be terminated for cause by either party based on uncured material breach of the other party, bankruptcy of the other party, or if a party challenges or opposes any patent owned by the other party and covered by the License Agreement. If the License Agreement does not clear the Hart Scott Rodino Antitrust Improvements Act of 1976, either party may terminate the License Agreement. Lilly may terminate the License Agreement without cause on specified notice periods, either in its entirety or with respect to the non-CNS disease product program or the CNS disease product program. Upon early termination by either party, all licenses granted by Rigel to Lilly will automatically terminate.

The description of the License Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which will be included as an exhibit to Rigel’ Quarterly Report on Form 10-Q for the fiscal period ending March 31, 2021, to be filed with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K and information included herein, contain forward-looking statements relating to, among other things, Rigel's partnership with Lilly and the success thereof; Lilly’s and Rigel’s abilities to successfully develop and commercialize Rigel’s RIPK1 inhibitor program, including R552; Rigel's ability and eligibility to receive development, regulatory and commercial milestone payments under its agreement with Lilly; and the potential indications that RIPK1 inhibitors may affect. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "potential," "may," "expects" and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Rigel's current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks that the FDA, EMA or other regulatory authorities may make adverse decisions regarding R552; risks regarding closing conditions under the agreement with Lilly, including review under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 in the U.S.; risks related to Lilly’s decisions regarding development and commercialization of R552; risks that R552 clinical trials may not be predictive of real-world results or of results in subsequent clinical trials; the availability of resources to develop Rigel's product candidates; market competition; as well as other risks detailed from time to time in Rigel's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Rigel does not undertake any obligation to update any forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: February 18, 2021	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary